Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 17, 2015, Communications & Power Industries LLC (“CPI”), a wholly owned subsidiary of CPI International Holding Corp. (“CPII” or the “Company”), entered into and consummated the transactions contemplated by a Stock Purchase Agreement (the “Acquisition Agreement”) with ASC Signal Holdings Corporation (“ASC Signal”), The Resilience Fund II, L.P., and certain other securityholders of ASC Signal, pursuant to which CPI acquired all of the issued and outstanding equity securities of ASC Signal on the terms and conditions set forth in the Acquisition Agreement.

The following unaudited pro forma condensed combined financial information of the Company has been derived from, and should be read in conjunction with, CPII's historical consolidated financial statements and accompanying notes included in its Quarterly Report on Form 10-Q for the period ended July 3, 2015 and Annual Report on Form 10-K for the year ended October 3, 2014, as filed with the Securities and Exchange Commission on August 11, 2015 and December 11, 2014, respectively. CPII's historical consolidated financial statements were combined with information derived from ASC Signal's historical unaudited financial statements and accompanying notes for the nine months ended June 30, 2015 and historical audited financial statements and accompanying notes for the year ended September 30, 2014 contained in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined balance sheet as of July 3, 2015 is presented as if the acquisition of ASC Signal and the related financing to partially fund the acquisition had occurred on July 3, 2015. The unaudited pro forma condensed combined statements of operations for the nine months ended July 3, 2015 and the year ended October 3, 2014 are presented as if the acquisition and the related financing had occurred on September 28, 2013. The historical financial information is adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States of America. The unaudited pro forma adjustments, described under the caption "Notes to Unaudited Pro Forma Condensed Combined Financial Statements" below, were based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. The preliminary allocation of the purchase price to the assets acquired and the liabilities assumed is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed, which are subject to change during the measurement period (up to one year from the date of acquisition). The final adjustments will depend on a number of factors, including the finalization of asset valuations. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The unaudited pro forma condensed combined statements of operations do not reflect the impact of non-recurring charges that may result from or in connection with the acquisition, including: (i) the amortization of backlog, (ii) the amortization of the step-up in value of inventory in the Company's cost of sales, (iii) the amortization of the adjustment to ASC Signal's historical deferred revenue to fair value, and (iv) expenses in connection with the acquisition. Further, the unaudited pro forma condensed combined financial statements do not purport to represent what the Company's financial condition or results of operations would have been had the acquisition actually occurred on the dates indicated, and they do not purport to project the Company's financial condition or results of operations for any future period or as of any future date. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial statements for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of July 3, 2015
(In thousands)

	Historical CPII	Historical ASC Signal	Pro Forma Adjustments		Pro Forma CPII
Assets
Current Assets:
Cash and cash equivalents	$61,284	$210	$(24,626)	A	$36,868
Restricted cash	1,663	—	—		1,663
Accounts receivable, net	44,972	7,250	167	B	52,389
Inventories	98,883	10,521	(547)	C	108,857
Deferred tax assets	8,390	—	1,206	D	9,596
Prepaid and other current assets	7,919	275	757	E	8,951
Total current assets	223,111	18,256	(23,043)		218,324
Property, plant, and equipment, net	71,981	511	6,954	F	79,446
Deferred debt issue costs, net	10,636	—	1,115	G	11,751
Intangible assets, net	240,467	—	25,750	H	266,217
Goodwill	198,881	—	16,553	I	215,434
Other long-term assets	537	120	(120)	J	537
Total assets	$745,613	$18,887	$27,209		$791,709

Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long-term debt	$3,100	$6,992	$(6,992)	K	$3,100
Accounts payable	23,857	6,424	(1,304)	L	28,977
Accrued expenses	41,649	995	4,745	M	47,389
Product warranty	4,869	383	(76)	N	5,176
Income taxes payable	412	—	—		412
Advance payments from customers	15,275	3,489	(3,489)	O	15,275
Total current liabilities	89,162	18,283	(7,116)		100,329
Deferred tax liabilities	92,652	—	9,408	P	102,060
Long-term debt, less current portion	513,774	1,807	25,633	Q	541,214
Other long-term liabilities	4,500	4,772	(4,772)	R	4,500
Total liabilities	700,088	24,862	23,153		748,103
Stockholders’ equity
Class A convertible preferred stock	—	1	(1)	S(a)	—
Common stock	—	—	—		—
Additional paid-in capital	26,326	11,538	(11,538)	S(a)	26,326
Accumulated other comprehensive loss	(1,341)	(1,020)	1,020	S(a)	(1,341)
Retained earnings (accumulated deficit)	20,540	(16,494)	14,575	S(b)	18,621
Total stockholders’ equity	45,525	(5,975)	4,056		43,606
Total liabilities and stockholders’ equity	$745,613	$18,887	$27,209		$791,709

See notes to unaudited pro forma condensed combined financial statements.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended July 3, 2015
(In thousands)

	Historical CPII	Historical ASC Signal	Pro Forma Adjustments		Pro Forma CPII
Sales	$328,283	$32,252	$—		$360,535
Cost of sales	236,978	20,489	351	T	257,818
Gross profit	91,305	11,763	(351)		102,717
Operating costs and expenses:
Research and development	11,370	1,379	—		12,749
Selling and marketing	17,018	3,238	72	U	20,328
General and administrative	23,234	3,231	(521)	V	25,944
Amortization of acquisition-related intangible assets	7,637	—	1,198	W	8,835
Total operating costs and expenses	59,259	7,848	749		67,856
Operating income	32,046	3,915	(1,100)		34,861
Interest expense, net	27,312	897	979	X	29,188
Income before income taxes	4,734	3,018	(2,079)		5,673
Income tax expense (benefit)	1,402	(4)	361	Y	1,759
Net income	$3,332	$3,022	$(2,440)		$3,914

See notes to unaudited pro forma condensed combined financial statements.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended October 3, 2014
(In thousands)

	Historical CPII	Historical ASC Signal	Pro Forma Adjustments		Pro Forma CPII
Sales	$475,301	$30,009	$—		$505,310
Cost of sales	336,679	22,650	570	T	359,899
Gross profit	138,622	7,359	(570)		145,411
Operating costs and expenses:
Research and development	15,825	1,553	—		17,378
Selling and marketing	23,542	3,779	164	U	27,485
General and administrative	32,545	4,129	(584)	V	36,090
Amortization of acquisition-related intangible assets	10,480	—	1,597	W	12,077
Total operating costs and expenses	82,392	9,461	1,177		93,030
Operating income (loss)	56,230	(2,102)	(1,747)		52,381
Interest expense, net	32,182	1,316	1,165	X	34,663
Loss on debt restructuring	7,235	—	—		7,235
Income (loss) before income taxes	16,813	(3,418)	(2,912)		10,483
Income tax expense (benefit)	7,696	(14)	(2,401)	Y	5,281
Net income (loss)	$9,117	$(3,404)	$(511)		$5,202

See notes to unaudited pro forma condensed combined financial statements.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(All tabular dollar amounts in thousands)

1.        Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of July 3, 2015 gives effect to the acquisition of ASC Signal as if it had been completed on July 3, 2015. The unaudited pro forma condensed combined statements of operations for the nine months ended July 3, 2015 and the year ended October 3, 2014 gives effect to the acquisition as if it had occurred on September 28, 2013. The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations were derived by adjusting the historical financial statements of the Company for the acquisition.

The Company's acquisition of ASC Signal constitutes a transaction or event in which an acquirer obtains control of one or more “businesses” or a “business combination” and, accordingly, is accounted for under the acquisition method of accounting in which the Company is deemed to be the accounting acquirer. Under this method of accounting, all assets acquired and liabilities assumed are recorded at their respective fair values.
Certain amounts in ASC Signal's historical financial information have been reclassified to conform to the Company's presentation.

2.        Preliminary Purchase Price

The unaudited pro forma condensed combined financial information reflects a total purchase price of $52.9 million paid in cash. The Company used approximately $25.5 million of cash on hand and approximately $27.4 million of debt financing to fund the purchase price.

The following table summarizes the preliminary allocation of the purchase price to the preliminary estimated fair values of the assets acquired and liabilities assumed:

Assets acquired:
Cash and cash equivalents	$2,177
Accounts receivable	7,417
Inventories	9,974
Deferred tax assets - current	1,206
Prepaid and other current assets	1,032
Property, plant and equipment	7,465
Identifiable intangible assets	25,750
Total assets acquired	55,021

Liabilities assumed:
Accounts payable	5,120
Accrued expenses	921
Deferred revenue	2,900
Product warranty	307
Deferred income taxes	9,408
Total liabilities assumed	18,656

Net assets acquired	36,365
Goodwill	16,553
Total purchase price	$52,918

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(All tabular dollar amounts in thousands)

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired.

This preliminary purchase price allocation above has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

2.        Pro Forma Financial Statement Adjustments

The following adjustments are included in the unaudited pro forma condensed consolidated financial statements:

Unaudited Pro Forma Condensed Combined Balance Sheet

A.	Cash and cash equivalents

Reflects the working capital adjustment based on the purchase price allocation as of the acquisition date as shown in Note 2.	$1,967
Reflects borrowings, net of original issue discount, under a new term loan facility used to fund a portion of the ASC Signal acquisition purchase price.	27,440
Reflects cash consideration paid by the Company for the acquisition of ASC Signal.	(52,918)
Reflects cash paid by the Company for costs incurred in conjunction with entering into new term loan facility.	(1,115)
$(24,626)

B.	Accounts receivable, net

Represents the working capital adjustment based on the purchase price allocation as of the acquisition date as shown in Note 2.

C.	Inventories

Reflects the working capital adjustment, before the step-up of finished goods and work in process inventory, based on the purchase price allocation as of the acquisition date.	$(1,603)
Reflects the step up of finished goods and work in process inventory to fair value upon acquisition.	1,056
$(547)

The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. After the acquisition, the step-up in inventory fair value will increase cost of sales over approximately four months as the inventory is sold. This increase is not reflected in the unaudited pro forma condensed combined statements of operations because it does not have a continuing impact.

D.	Deferred tax assets - current

Represents estimated current deferred tax asset related primarily to ASC Signal's net operating losses.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(All tabular dollar amounts in thousands)

E.	Prepaid and other current assets

Reflects the reclassification of certain deposits from long-term to short-term.	$120
Reflects the working capital adjustment related primarily to prepaid liability insurance and property taxes based on the purchase price allocation as of the acquisition date as shown in Note 2.	$637
$757

F.	Property, plant and equipment

Represents preliminary fair value adjustment to the acquired property and equipment. The Company depreciates property, plant and equipment over their estimated useful lives using the straight-line method. Building, land improvements and process equipment are depreciated generally over 25, 20 and 12 years, respectively. Machinery and equipment are depreciated generally over seven to 12 years. Office furniture and equipment are depreciated generally over five to 10 years. Leasehold improvements are amortized using the straight-line method over their estimated useful lives, or the remaining term of the lease, whichever is shorter.

G.	Deferred debt issue costs, net

Represents debt issue costs associated with the new term loan facility mentioned in A. above. Debt issue costs are capitalized and amortized over the estimated time the corresponding debt is expected to be outstanding (approximately 5 1/2 years) using the effective interest method.

H.	Intangible assets, net

Represents purchase price allocation to the following intangible assets:

	Fair Value	Useful Life (years)
Tradenames	$3,050	15
Completed technology	11,150	15
Backlog	2,450	1
Customer relationship	9,100	14
Total identifiable intangible assets	$25,750

The values assigned to acquired identifiable intangible assets for technology were determined based on the excess earnings method of the income approach. This method determines fair market value using estimates and judgments regarding the expectations of future after-tax cash flows from those assets over their lives, including the probability of expected future contract renewals and sales, all of which are discounted to their present value. Identifiable intangible assets are amortized on a straight-line basis over their useful lives

I.	Goodwill

Represents preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of ASC Signal’s identifiable assets acquired and liabilities assumed as shown in Note 2.

J.	Other long-term assets

Represents the reclassification of certain deposits from long-term to short-term.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(All tabular dollar amounts in thousands)

K.	Current portion of long-term debt

Represents the elimination of ASC Signal's historical borrowings under a line of credit not assumed by the Company.

L.	Accounts payable

Represents the working capital adjustment based on the purchase price allocation as of the acquisition date as shown in Note 2.

M.	Accrued expenses

Reflects the reclassification of ASC Signal's customer deposits from "advance payments from customers" to "deferred revenue" (accrued expenses).	$3,489
Reflects an adjustment to deferred revenue for the estimated fair value of fulfilling the remaining contractual obligations of ASC Signal at the date of acquisition.	$(392)
Reflects the working capital adjustment based on the purchase price allocation as of the acquisition date as shown in Note 2.	$(271)
Reflects an accrual for acquisition-related transaction costs incurred by the Company.	1,919
$4,745

No corresponding adjustments have been recorded in the unaudited pro forma condensed combined statements of operations as (1) the pro forma adjustment to reflect the fair value of acquired deferred revenue has no continuing impact, and (2) the transaction costs are nonrecurring charges that are directly attributable to the ASC Signal acquisition.

N.	Product warranty

Represents fair value adjustment to ASC Signal's product warranty. The Company’s products typically carry warranty periods of one to three years or warranties over a predetermined product usage life. The Company estimates the costs that may be incurred under its warranty plans and records a liability in the amount of such estimated costs at the time revenue is recognized. The determination of product warranty reserves requires the Company to make estimates of product return rates and expected cost to repair or replace the products under warranty. The Company assesses the adequacy of its preexisting warranty liabilities and adjusts the balance based on actual experience and changes in future expectations.

O.	Advance payments from customers

Represents the reclassification of ASC Signal's customer deposits from "advance payments from customers" to "deferred revenue" (accrued expenses).

P.	Deferred tax liabilities

Represents deferred tax liabilities related primarily to amortizable intangible assets acquired from ASC Signal.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(All tabular dollar amounts in thousands)

Q.	Long-term debt, less current portion

Reflects borrowings, net of original issue discount, under a new term loan facility used to fund a portion of the ASC Signal acquisition purchase price.	$27,440
Reflects the elimination of ASC Signal’s historical loan payable not assumed by the Company.	(1,807)
$25,633

The original issue discount associated with the new term loan facility are capitalized and amortized over the estimated time the corresponding debt is expected to be outstanding (approximately 5 1/2 years) using the effective interest method.

R.	Other long-term liabilities

Represents the elimination of ASC Signal's historical long-term liability not assumed by the Company. The liability was for non-recurring management and consulting services provided by the former owner of ASC Signal.

S.	Stockholders' equity accounts

(a)	Represents ASC Signal's Class A convertible preferred stock, common stock, additional paid-in capital and accumulated other comprehensive loss.

(b)	Reflects the elimination of ASC Signal's historical accumulated deficit.	$16,494
	Reflects the effect on the retained earnings of acquisition-related transaction costs incurred by the Company. See corresponding accrual in L. above.	(1,919)
		$14,575

Unaudited Pro Forma Condensed Combined Statements of Operations

T.	Cost of sales

	For the Nine Months Ended July 3, 2015	For the Year Ended October 3, 2014
Reflects the elimination of ASC Signal's historical depreciation expense allocated to cost of sales.	$(69)	$(89)
Reflects the estimated depreciation expense related to the acquired property, plant and equipment discussed at F. above.	420	659
	$351	$570

The Company allocates depreciation of its property, plant, and equipment to cost of sales.

U.	Selling and marketing

Represents an increase in the compensation for two key sales and marketing executives of ASC Signal from their previous compensation as a result of new compensation arrangements executed in connection with the acquisition.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(All tabular dollar amounts in thousands)

V.	General and administrative

	For the Nine Months Ended July 3, 2015	For the Year Ended October 3, 2014
Reflects the elimination of ASC Signal's historical depreciation expense allocated to general and administrative	$(69)	$(89)
Reflects the elimination of the Company's nonrecurring transaction costs incurred that are directly related to the acquisition of ASC Signal	(297)	—
Reflects the elimination of ASC Signal's historical fees paid for management and consulting services provided by former owner of ASC Signal	(423)	(969)
Reflects the adjustment to the annual advisory fee owed by the Company to Veritas Management as a result of additional earnings or loss contributed by ASC Signal. See more information below.	96	(104)
Reflects an increase in the compensation for three key management executives of ASC Signal from their previous compensation as a result of new compensation arrangements executed in connection with the acquisition.	172	578
	$(521)	$(584)

The Company pays Veritas Capital Fund Management, L.L.C. (“Veritas Management”) an annual fee equal to the greater of $1.0 million or 3.0% of the Company’s Adjusted EBITDA (EBITDA further adjusted to exclude certain acquisition-related transaction and start-up costs, refinancing expenses, stock-based compensation expense and the Veritas Management annual advisory fee).

W.	Amortization of acquisition-related intangible assets

Represents the estimated amortization expense related to the acquired intangible assets discussed at H. above.

	Fair Value	Useful Life (years)	For the Nine Months Ended July 3, 2015	For the Year Ended October 3, 2014
Tradenames	$3,050	15	$153	$203
Completed technology	11,150	15	557	744
Customer relationship	9,100	14	488	650
	$23,300		$1,198	$1,597

No corresponding adjustments related to backlog have been recorded in the unaudited pro forma condensed combined statement of operations as the amortization of backlog is considered non-recurring.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(All tabular dollar amounts in thousands)

X.	Interest expense, net

	For the Nine Months Ended July 3, 2015	For the Year Ended October 3, 2014
Reflects interest expense using the interest rate of 8% for the $28.0 million borrowings under a term loan facility entered into by the Company to partially fund the ASC Signal acquisition.	$1,679	$2,241
Reflects the amortization of deferred debt issue costs associated with the new term loan facility.	131	160
Reflects the effect of the accretion of original issue discount associated with the borrowings under the new term loan facility	66	80
Reflects the elimination of interest expense relating to ASC Signal’s debt that is not assumed by the Company.	(897)	(1,316)
	$979	$1,165

Excluded from the table above is the elimination of interest earned on cash on hand used by the Company to fund a portion of the ASC Signal acquisition as amount of such interest is not material.

Y.	Income tax expense (benefit)

Represents the tax impact of the pro forma adjustments based on the estimated blended federal and state statutory tax rate of 38%.